SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                               -----------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                          June 22, 2007 (June 21, 2007)
                Date of Report (Date of earliest event reported)

                               -----------------
                             Sharps Compliance Corp.
             (Exact name of Registrant as specified in its charter)

                               -----------------


             Delaware              000-22390              74-2657168
   (State or other jurisdiction   (Commission          (I.R.S. Employer
         of incorporation)        File Number)        Identification No.)

                           9220 Kirby Drive, Suite 500
                              Houston, Texas 77054
          (Address of principal executive offices, including zip code)

                                 (713) 432-0300
              (Registrant's telephone number, including area code)

                           9350 Kirby Drive, Suite 300
                              Houston, Texas 77054
          (Former name or former address, if changed since last report)

                               -----------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Revised Non-Employee Board of Director Compensation Policy
----------------------------------------------------------

On June 21, 2007, the Board of Directors of Sharps Compliance, Corp. (the "Company") approved a revised director compensation policy for the Company's non-employee directors. The revised policy replaces the existing director compensation policy for the Company's non-employee directors and is effective for the fiscal year 2008 (beginning July 1, 2007). Under the revised policy, non-employee directors will receive compensation as follows: (i) each non-employee director will be granted, on July 2, 2007, either 8,000 shares of restricted stock or options to purchase 10,700 shares of the Company's common stock, each such grant to vest over three years in equal annual installments (one third at each anniversary date), subject to the non-employee director's continued service to the Company through each vesting date, (ii) an annual retainer for all non-employee directors of $16,000, paid $4,000 subsequent to each attended quarterly Board of Directors meeting (no more than two meetings attended telephonically), (iii) 1,500 shares of restricted stock for the chairperson of the Audit Committee and 500 shares of restricted stock for the Audit Committee member (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (iv) 750 shares of restricted stock for each member of the Compensation Committee (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (v) 500 shares of restricted stock for each member of the Acquisition Committee (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (vi) 1,000 shares of restricted stock for the chairperson of the Nominating / Corporate Governance Committee and 500 shares of restricted stock for Nominating / Corporate Governance Committee member (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date), (vii) 3,000 shares of restricted stock for the Lead Independent Director (vesting over three years in equal annual installments, subject to the non-employee director's continued service to the Company through each vesting date) and (viii) each non-employee director will receive fees of $1,000 for each special Board of Directors meeting attended in person or via telephone.

The revised (versus the prior) policy significantly reduces the impact of the non-employee board of director compensation on the Company's fiscal year 2008 income statement in light of, (i) SFAS 123 R "Accounting For Share-Based Payment Arrangements" and (ii) the increase in the Company's stock price.

Prior Policy
------------

The above revised policy replaces, in its entirety, the prior non-employee Board of Director compensation policy summarized below:

     o    30,000 stock options to each non-employee Director;
     o    an additional 20,000 stock options to the Chairman of the Audit
          Committee;
     o an additional 10,000 stock options to the Chairman of the Compensation Committee; and
     o an additional 10,000 stock options to the other Audit Committee members.
     o    an additional 10,000 stock options to members of the Acquisition
          Committee

In accordance with the prior policy, 260,000 stock options, with an exercise price of $0.85, were granted on June 28, 2006 to the five non-employee Directors as compensation for director services performed over the prior fiscal ended June 30, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         SHARPS COMPLIANCE CORP.
                                         a Delaware corporation

Dated: June 22, 2007                     By: /s/ David P. Tusa
                                             -----------------------------------
                                             David P. Tusa
                                             Executive Vice President, Chief
                                             Financial Officer, Business
                                             Development and Corporate Secretary